Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER & MID-YEAR 2009 RESULTS

Quarterly Performance Reflects Soft Distributor Channel Demand and the Financial Impact of Reduced Manufacturing Output

Newport Beach, CA – August 6, 2009 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the second quarter and six month period ended June 30, 2009.

Fiscal 2009 Second Quarter Financial Highlights – versus Fiscal 2008 Second Quarter:

•	Net sales declined 18% to $47.5 million.

•	Net income was breakeven compared to $4.3 million.

•	Earnings per diluted share were breakeven versus $0.16.

Fiscal 2009 First Half Financial Highlights – versus Fiscal 2008 First Half

•	Net sales declined 7% to $92.1 million

•	Net income was $0.7 million, compared to $6.1 million

•	Earnings per diluted share were $0.03 versus $0.23

Eric Wintemute, President and CEO of American Vanguard, stated: “As previously announced, our financial performance for the second quarter has been severely affected by a very challenging business environment this spring. Growers have delayed and reduced purchases as a result of poor Midwest weather, credit availability concerns, acreage reductions and reduced pest pressure. Such soft demand has led distributors and retailers to invoke strict inventory control procedures and this industry-wide, “buy-only-as-needed”, restocking reluctance has contributed to the performance declines of many suppliers of crop protection chemicals. The current shrinkage of the distribution inventory pipeline is the primary contributing factor to our year-over-year quarterly revenue decline and accounts for approximately 2/3 of our year-over-year quarterly decline in net earnings.”

“Operationally, we reacted to this reduction in market demand by scaling back our production output in order to refrain from building inventories. While we successfully accomplished our goal, we inevitably experienced the burden of fixed cost absorption associated with these reduced operating rates. This overhead absorption, along with some one-time waste disposal expenses, accounted for approximately 1/3 of our year-over-year quarterly decline in net earnings.”

Mr. Wintemute continued: “We feel that our performance this year is unacceptable and we have already begun to undertake corrective actions. These include:

•	In Sales & Marketing we are re-staffing key positions and analyzing better approaches to promote our product portfolio.

•	In our Manufacturing operations we are expanding capacity utilization with contract / toll manufacturing arrangements and trimming costs without sacrificing quality or safety standards.

•	In our Operating Expense category, we are maintaining tight control over all discretionary costs and have managed to reduce our general & administrative costs as well as our freight expense.”

Mr. Wintemute concluded: “Our organization is focusing its full attention on improving our performance for the balance of 2009 and into the 2010 North American spring planting season. During the second half of the year, we historically capitalize on our leadership strength in soil fumigants, foliar insecticides and mosquito control. We will also be positioning our herbicide and insecticide offerings in corn to gain market share in 2010 with additional university yield enhancement data and other focused promotional initiatives. We will continue our drive for international expansion and introduce additional products in our non-crop segment for professional pest management. We will implement process improvements to better exploit our North American manufacturing capability; we will maintain strict discipline over all spending; and we will continue our focus on strengthening American Vanguard’s balance sheet.”

Conference Call

Eric Wintemute, President & CEO, Trevor Thorley, EVP & COO and David T. Johnson, CFO, will conduct a conference call focusing on the financial results at 12:00 pm EDT / 9:00 am PDT on Thursday, August 6, 2009. Interested parties may participate in the call by dialing (706) 679-3155 – please call in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call (conference ID #22123273). The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in the conference call referenced in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

CONTACT:	-OR-	AVD’S INVESTOR RELATIONS FIRM
American Vanguard Corporation		The Equity Group Inc.
William A. Kuser, Director of Investor Relations		www.theequitygroup.com
(949) 260-1200		Lena Cati
williamk@amvac-chemical.com		Lcati@equityny.com
(212) 836-9611

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

(Unaudited)

	For the three months ended June 30		For the six months ended June 30
	2009	2008	2009	2008
Net sales (1)	$47,485	$57,908	$92,122	$98,842
Cost of sales	31,066	34,296	57,147	57,494

Gross profit	16,419	23,612	34,975	41,348
Operating expenses	15,537	15,436	32,100	29,382

Operating income	882	8,176	2,875	11,966
Interest expense	911	1,232	1,797	2,247
Interest income	—	(75)	—	(75)
Interest capitalized	(5)	(58)	(26)	(108)

Income (loss) before income taxes	(24)	7,077	1,104	9,902
Income tax expense (benefit)	(20)	2,735	409	3,827

Net income (loss)	$(4)	$4,342	$695	$6,075

Earnings per common share—basic	$—	$.16	$.03	$.23

Earnings per common share—assuming dilution	$—	$.16	$.03	$.22

Weighted average shares outstanding—basic	27,081	26,533	27,043	26,499

Weighted average shares outstanding—assuming dilution	27,081	27,474	27,701	27,470

(1)	Net sales for the three and six month period ended June 30, 2009, includes $1,400 from the settlement of claims against follow-on registrants from whom the Company collected data compensation. The Company included a similar amount in net sales for the comparable period in 2008 arising from the settlement of non-FIFRA litigation.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands except per share amounts)

	June 30, 2009	Dec. 31, 2008
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$1,306	$1,229
Receivables:
Trade, net of allowance for doubtful accounts of $462 and $472, respectively	40,496	51,405
Other	1,255	563

	41,751	51,968

Inventories 9	112,434	90,626
Prepaid expenses	1,725	1,688

Total current assets	157,216	145,511
Property, plant and equipment, net	40,285	41,241
Intangible assets	89,084	91,079
Other assets	9,887	9,106

	$296,472	$286,937

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current installments of long-term debt	$8,506	$6,656
Accounts payable	12,114	16,196
Accrued program costs	18,931	16,204
Accrued expenses and other payables	4,298	6,767
Income taxes payable	181	3,332

Total current liabilities	44,030	49,155
Long-term debt, excluding current installments	88,795	75,748
Deferred income taxes	6,091	6,091

Total liabilities	138,916	130,994

Commitments and contingent liabilities
Stockholders’ Equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 29,365,541 shares at June 30, 2009 and 29,209,863 shares at December 31, 2008	2,935	2,920
Additional paid-in capital	39,676	38,873
Accumulated other comprehensive income (loss)	(2,152)	(3,593)
Retained earnings	120,250	120,896

	160,709	159,096
Less treasury stock, at cost, 2,260,996 shares at June 30, 2009 and December 31, 2008	(3,153)	(3,153)

Total stockholders’ equity	157,556	155,943

	$296,472	$286,937

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date. See notes to consolidated financial statements.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Six Months Ended June 30, 2009 and 2008

(Unaudited)

Increase (decrease) in cash	2009	2008
Cash flows from operating activities:
Net income	$695	$6,075
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,818	5,694
Stock-based compensation expense related to stock options and employee stock purchases	580	395
Changes in assets and liabilities associated with operations:
Decrease in receivables	10,217	3,798
Increase in inventories	(21,808)	(27,253)
Increase in prepaid expenses and other assets	(2,095)	(4,091)
(Decrease) Increase in accounts payable	(3,155)	2,364
(Decrease) Increase in other current liabilities	(3,443)	3,089

Net cash used in operating activities	(12,191)	(9,929)

Cash flows from investing activities:
Capital expenditures	(2,249)	(5,005)
Acquisitions of intangible assets	—	(9,048)

Net cash used in investing activities	(2,249)	(14,053)

Cash flows from financing activities:
Net borrowings under line of credit agreement	17,500	28,000
Principal payments on long-term debt	(2,053)	(2,053)
Proceeds from the issuance of common stock (sale of stock under ESPP)	238	893
Payment of cash dividends	(1,341)	(1,323)

Net cash provided by financing activities	14,344	25,517

Net (decrease) increase in cash	(96)	1,535
Cash and cash equivalents at beginning of period	1,229	3,201
Effect of exchange rate changes on cash	173	5

Cash and cash equivalents as of June 30,	$1,306	$4,741